EXHIBIT D

FORM OF NOTICE OF WITHDRAWAL OF TENDER

NOTICE OF WITHDRAWAL OF TENDER

Regarding

UNITS

of

MULTI-STRATEGY HEDGE OPPORTUNITIES LLC

Tendered Pursuant to the Offer to Repurchase Dated September 20, 2006

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
RECEIVED BY YOUR MERRILL LYNCH FINANCIAL ADVISER
OR MLIM PORTFOLIO MANAGER BY, 12:00 MIDNIGHT, NEW YORK TIME,
ON WEDNESDAY, OCTOBER 25, 2006, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal of Tender and Return or Deliver it to:
Your Merrill Lynch Financial Advisor or MLIM portfolio manager.
If you do not have a Merrill Lynch Financial Advisor or MLIM Portfolio Manager,
complete this Notice of Withdrawal of Tender and Return or Deliver it to
the Company’s Administrator.

For additional information, call the Company at (866) 878-2987.

You may also direct questions to your Merrill Lynch financial advisor or MLIM portfolio manager.

Multi-Strategy Hedge Opportunities LLC

Ladies and Gentlemen:

        The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Units of Multi-Strategy Hedge Opportunities LLC (the “Company”) for repurchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED UNITS PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

|_|	All of the undersigned’s Units.

|_|	A portion of the undersigned’s Units expressed as the specific dollar amount below.

$_____________

        The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units previously tendered will not be repurchased by the Company upon expiration of the tender offer described above.

        IF YOU HOLD UNITS IN A WEALTH DIVERSIFIED PORTFOLIO OR OTHER SEPARATE ACCOUNT MANAGED BY MERRILL LYNCH INVESTMENT MANAGERS, L.P. (“MLIM”), PLEASE DISCUSS THIS OFFER TO REPURCHASE WITH YOUR MERRILL LYNCH FINANCIAL ADVISOR OR MLIM PORTFOLIO MANAGER PRIOR TO MAKING AN INVESTMENT DECISION.

        SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________